Exhibit 99

[NFG LOGO OMITTED]

National Fuel Gas Company Release Date: Immediate: May 4, 2006	Financial News 6363 Main Street/Williamsville, NY 14221 Margaret M. Suto Investor Relations 716-857-6987 Ronald J. Tanski Treasurer 716-857-6981

NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS

Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the quarter ended March 31, 2006 of $78.6 million or $0.91 per share, an increase of $7.9 million or $0.08 per share from the second quarter of the previous fiscal year (note: all references to earnings per share are to diluted earnings per share and all amounts are stated in U.S. dollars). All earnings from the second quarter of 2006 were from continuing operations and there were no non-recurring items.

	Three Months		Six Months
	Ended March 31,		Ended March 31,
	2006	2005	2006	2005
(in thousands except per share amounts)
Reported GAAP earnings	$ 78,594	$ 70,683	$ 136,013	$ 121,120
Less: Discontinued operations of United Energy[1]		(6,702)		(12,310)
Income from continuing operations	78,594	63,981	136,013	108,810
Less: Non-recurring base gas sale[2]		(2,636)		(2,636)
Recurring earnings	$ 78,594	$ 61,345	$ 136,013	$ 106,174

Reported GAAP earnings per share	$ 0.91	$ 0.83	$ 1.58	$ 1.43
Less: Discontinued operations of United Energy[1]		(0.08)		(0.15)
Income from continuing operations	0.91	0.75	1.58	1.28
Less: Non-recurring base gas sale[2]		(0.03)		(0.03)
Recurring earnings per share	$ 0.91	$ 0.72	$ 1.58	$ 1.25

1 National Fuel presents the earnings of United Energy, a.s. (“United Energy”), its former operations in the Czech Republic, as “Income from Discontinued Operations.”

[2]	See discussion of non-recurring items on page 7 of this release.

As a result of the July, 2005 sale of United Energy, the Company’s former operations in the Czech Republic, the Company has presented its earnings in terms of earnings from continuing operations and earnings from discontinued operations. Earnings from discontinued operations for the quarter ended March 31, 2005 were $6.7 million or $0.08 per share. For fiscal 2005, recurring earnings from discontinued operations totaled $10.2 million.

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Earnings from continuing operations for the quarter ended March 31, 2006 increased $14.6 million or $0.16 per share from the prior year’s second quarter earnings from continuing operations of $64.0 million or $0.75 per share. Earnings from continuing operations before non-recurring items for the quarter ended March 31, 2005 exclude a $2.6 million gain (after tax) from the sale of base gas from National Fuel Gas Supply Corporation’s (“Supply Corporation”) jointly-owned Ellisburg Storage Field. Excluding that item, earnings from continuing operations for the current quarter increased $17.25 million or $0.19 per share from the prior year’s second quarter earnings from continuing operations of $61.35 million or $0.72 per share. See further discussion of non-recurring items on page 7 of this document.

Philip C. Ackerman, Chairman and Chief Executive Officer of National Fuel Gas Company stated: “We are pleased with this quarter. Solid performance across all segments has put us on track to achieve record earnings this fiscal year.* Recurring earnings for the quarter and six-months ended March 31, 2006 increased over the same periods in the prior fiscal year, mainly due to higher oil and gas prices realized in the Exploration and Production segment. While commodity prices were higher versus the prior year, natural gas prices declined significantly from the prices that were used to develop the Company’s earnings guidance of $0.93 to $1.03 per share for the quarter. Those lower prices tended to dampen our earnings in the Exploration and Production segment in line with the pricing sensitivity table provided last quarter. The warmer than normal weather and customer conservation also caused earnings in the Utility segment for the quarter to be below forecast.

DISCUSSION OF SECOND QUARTER EARNINGS

CONTINUING OPERATIONS BEFORE NON-RECURRING ITEMS

Please note that the following discussion of earnings from continuing operations excludes certain non-recurring profit and loss items in an effort to provide a clearer picture of actual operating results for the period. A summary of those non-recurring items follows the Discussion of Second Quarter Earnings and Discussion of Six Month Earnings and Earnings Guidance. A reconciliation of reported earnings to the earnings discussed below is provided on page 9 of this report.

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to approximately 731,000 customers located in western New York and northwestern Pennsylvania. The Utility segment’s earnings of $28.7 million for the quarter ended March 31, 2006, were $0.2 million lower than the earnings in the prior year’s second quarter.

In Distribution’s New York Division, earnings of $23.72 million for the quarter increased $1.28 million from $22.44 million in the second quarter of 2005. The impact of the New York rate settlement implemented in August 2005 more than offset lower average usage per customer and higher bad debt, pension, and interest expenses.

In Distribution’s Pennsylvania Division, earnings for the quarter of $4.93 million were down $1.51 million from the $6.44 million reported in the prior year’s second quarter. This decrease is

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mainly the result of weather that was 13.9 percent warmer than normal and 17.2 percent warmer than the prior year. Lower average usage per customer and higher bad debt expense combined with the warmer weather to more than offset the benefit of the $12.0 million annual base rate increase implemented in April 2005.

Pipeline and Storage Segment

The Pipeline and Storage segment operations are carried out by Supply Corporation and Empire State Pipeline (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.

The Pipeline and Storage segment’s earnings of $16.9 million for the quarter ended March 31, 2006, were up $1.1 million when compared with the same period in the prior fiscal year. The impact of higher efficiency gas revenues and lower project development costs associated with the Empire Connector project were the primary contributors to the increase. These items more than offset an increase in pension expense for the quarter.

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region, in the Gulf Coast region of Texas, Louisiana and Alabama, and in the western provinces of Canada.

The Exploration and Production segment’s earnings for the second quarter of fiscal 2006 of $25.8 million were up $14.6 million from the prior year’s quarter. The increase was mainly due to the positive impact of higher crude oil and natural gas commodity prices, which was partially offset by anticipated slightly lower production volumes and higher depletion and lease operating expenses. In addition Seneca recognized a $5.1 million benefit to earnings that resulted from an adjustment to a deferred income tax balance. Under generally accepted accounting principles, a company may recognize the benefit of certain expected future income tax deductions as a deferred tax asset only if it anticipates sufficient future taxable income to utilize those deductions. As a result of the rise in commodity prices and higher than anticipated production from certain properties, Seneca increased its forecast of future taxable income in the Canadian division and, as a result, recorded a deferred tax asset for certain costs related to capital expenditures that it now expects to deduct on future income tax returns.

Higher commodity prices (after hedging) more than offset the impact of a 7 percent decline in production. Production of 12.1 billion cubic feet equivalent (“Bcfe”) was in line with Seneca’s expected production estimate for the quarter of 11 to 13 Bcfe. For the quarter ended March 31, 2006, the weighted average natural gas price (after hedging) was $7.39/thousand cubic feet (“Mcf”), an increase of $1.42/Mcf from the prior year’s quarter, and the weighted average oil price (after hedging) was $40.30/barrel (“Bbl”), an increase of $14.20/Bbl from the prior year’s quarter. Seneca remains on track to meet its production estimate of 46 to 51 Bcfe for the fiscal year.*

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Seneca’s higher production revenues were partially offset by higher lease operating expenses of approximately $2.1 million, which, on a per unit basis, increased $0.25/thousand cubic feet equivalent (“Mcfe”) to $1.21/Mcfe. The increase in lease operating expense was mainly the result of higher steaming costs associated with heavy crude oil production in Seneca’s California Midway-Sunset and North Lost Hills fields and a general increase in the cost of field services. The higher steaming costs were due to an increase in the price for gas purchased and used in the steaming operations that averaged $7.72/Mcfe this quarter versus $5.62/Mcfe in the prior year’s quarter, and an increase in the steaming activity at the North Lost Hills field. Seneca’s scrubber facility in the Midway-Sunset field began full operations in April 2006 and is now burning waste gas rather than gas purchased in the field to generate the steam for its thermal recovery project. The current waste gas burn rate is 1,800 Mcfe/day. Savings from the scrubber operation have been incorporated into future earnings guidance.*

Seneca drilled 48 wells with a 100 percent success rate during the second quarter. Drilling activity in the third quarter is expected to increase in both Seneca’s East and Canadian divisions as field conditions for drilling improve.*

Offshore, Seneca commenced production on its West Cameron 213 #B-1 well. This well initiated production on April 21, 2006 and is expected to produce 4 Mmcf/day.* Seneca’s working interest in this well is 100%.

On March 31, 2006, Seneca completed a $5.2 million acquisition in California of 640 acres. The property includes 2.5 Bcfe of gross reserves and three producing wells adjacent to its South Lost Hills field. The three wells are producing a total of 105 barrels of oil equivalent per day. Seneca plans to drill three additional wells on this property starting this month.* The acquired production is already connected to Seneca’s existing facilities.

Energy Marketing

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, commercial, public authority and residential customers in western and central New York and northwestern Pennsylvania, offering competitively priced energy and energy management services to its customers.

The Energy Marketing segment’s net income for the quarter of $3.9 million increased $1.3 million from $2.6 million in the second quarter last year. This increase resulted from a number of factors, most notably a 14% increase in sales volumes and the marketing flexibility that NFR had from its stored gas. NFR’s contracts for significant storage and transportation volumes have provided operational flexibility resulting in increased sales throughput and earnings.

Timber Segment

The Timber segment operations are carried out by Highland Forest Resources, Inc. (“Highland”), and Seneca’s Northeast Division. This segment markets timber from its New York and Pennsylvania land holdings, owns two sawmill/dry kiln operations in northwestern Pennsylvania, and processes timber consisting primarily of high quality hardwoods.

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The Timber segment’s second quarter earnings of $2.2 million were $0.7 million lower than the prior year’s second quarter. Sales of the highest margin cherry veneer logs were down approximately 231,000 board feet or 22 percent from the prior year’s second quarter. Unseasonably warm weather in January and March hampered harvesting efforts during the quarter. Despite the lower harvested volumes, log and lumber sales volumes increased due to the liquidation of higher log volumes in inventory at the beginning of the quarter versus the prior year’s quarter, and Highland processed higher volumes of purchased lumber through its expanded kiln capacity. The increase in log sales consisted primarily of low margin saw logs.

Corporate and All Other

Other direct wholly-owned subsidiaries of the Company include Horizon Energy Development, Inc., a corporation formerly engaged in the development of international power projects, Horizon LFG, Inc., a corporation engaged through subsidiaries in the purchase, sale and transportation of landfill gas, and Horizon Power, Inc., a corporation that develops or operates mid-range independent power production facilities and landfill gas electric generation facilities.

Earnings in this category of $1.1 million improved from a loss of $0.1 million mainly due to an increase in interest income resulting from the investment of the proceeds from the sale of United Energy and lower expenses for project development costs in the former international segment.

DISCUSSION OF SIX MONTH EARNINGS

Consolidated earnings for the six months ended March 31, 2006 were $136.0 million or $1.58 per share, an increase of $14.9 million from the prior year’s earnings of $121.1 million. Earnings for the six months ended March 31, 2005 include earnings from discontinued operations from United Energy, the Company’s former operations in the Czech Republic, of $12.3 million or $0.15 per share. There was no income from discontinued operations for the six months ended March 31, 2006.

Earnings from continuing operations for the six months ended March 31, 2006, were $136.0 million or $1.58 per share, an increase of $27.2 million from the prior year’s six months earnings from continuing operations of $108.8 million or $1.28 per share. Excluding non-recurring items for the six months ended March 31, 2005, (there were no non-recurring items for the six months ended March 31, 2006), earnings from continuing operations for the six months ended March 31, 2006 increased $29.8 million to $136.0 million or $1.58 per share, from the prior year’s earnings before non-recurring items of $106.2 million or $1.25 per share.

CONTINUING OPERATIONS BEFORE NON-RECURRING ITEMS

Please note that the following discussion of earnings from continuing operations also excludes certain non-recurring profit and loss items.

In the Utility segment, the principal contributor to the $3.5 million increase in segment earnings was a $2.6 million (after tax) out-of-period adjustment to correct Distribution’s calculation of the symmetrical sharing component included in the New York gas adjustment rate. The remaining difference was due to the positive impact of the rate settlements in New York and

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Pennsylvania which more than offset the impact in Pennsylvania of warmer weather, lower average usage per customer and higher bad debt expense in New York and Pennsylvania and higher interest expense in New York.

In the Pipeline and Storage segment, earnings were up $4.6 million due to higher transportation and efficiency gas revenues, as well as lower project development costs associated with the Empire Connector project, which more than offset higher pension expense.

Earnings in the Exploration and Production segment increased $18.1 million mainly due to higher weighted average natural gas and oil prices after hedging, partially offset by lower production volumes and higher operating expenses.

The Energy Marketing segment’s earnings were up $1.5 million primarily due to an increase in sales volumes.

In the Timber segment, earnings increased $0.1 million. The impact of overall higher sales volumes was mostly offset by lower volumes of the highest margin cherry veneer logs.

Earnings in the Corporate and All Other category increased $2.1 million from a loss of $1.0 million mainly due to an increase in interest income resulting from the investment of the proceeds from the sale of United Energy and lower expenses for project development costs in the former international segment.

EARNINGS GUIDANCE

The Company is refining its earnings guidance for the remainder of its 2006 fiscal year. Consolidated earnings for fiscal 2006 are expected to be in the range of $2.27 to $2.47 per share.* Earnings per share guidance on a consolidated and major segment basis is provided in the table at page 22 of this document.

The earnings range for the Exploration & Production segment has been revised downward due to the decrease in commodity prices from the September 13, 2005 NYMEX forward strip prices on which the original forecast was based. The earnings range for the Pipeline & Storage segment was increased due to increased transportation throughput and higher rates for transportation and storage services. The combined earnings range for the Company’s other segments was increased as a result of the Energy Marketing segment’s better than expected performance through the first six months of the year combined with higher than expected net interest income in the Corporate and All Other category.

This revised earnings per share guidance has excluded the projected impact of the repurchase by the Company of its common shares. As announced in December, 2005, the Company’s Board of Directors authorized the repurchase of up to eight million shares in the open market or through private transactions. Through March 31, 2006, the Company had repurchased 825,250 shares. These repurchases had the effect of increasing earnings per share during the current quarter by approximately $0.003 per share. Based on certain purchase limitations dictated by share trading volumes, the Company estimates that the total eight million share repurchase could be completed by January, 2007.* At that repurchase rate, and at the resultant reduced number of shares

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outstanding, earnings per share for the entire 2006 fiscal year might be increased by approximately $0.03 per share as a result of the share repurchase.*

The revised guidance has also excluded any impact from changing commodity prices. The current guidance for the remaining six months of the Company’s 2006 fiscal year is based on NYMEX commodity prices as of April 24, 2006. Earnings per share guidance will be affected by changes in prices from those used to develop the guidance. Those prices, and the earnings sensitivity to changes in those prices are shown on page 22 of this release.

In addition, the sensitivity table does not include any impact from possible ceiling test impairments that could result if: 1) quarter-end commodity pricing were to decrease below the prices that were in effect on March 31, 2006, and 2) there were no substantial addition to reserves from exploratory activities in Canada. Under the full-cost accounting method that Seneca utilizes for its oil and gas operations, the capitalized costs of Canadian oil and gas properties less accumulated depletion and related deferred taxes were nearly equal to the ceiling for Canadian oil and gas properties. Any decrease in pricing from March 31, 2006 could cause Seneca to incur a non-cash impairment charge which would have an immediate impact on earnings.* In the United States, Seneca has a full-cost cushion of approximately $427 million.

Consolidated earnings for the third quarter of fiscal 2006 are projected to be in the range of $0.44 to $0.50 per share.*

DISCUSSION OF NON-RECURRING ITEMS (all amounts are after tax)

The comparative consolidated earnings for the three months and six months ended March 31, 2005 exclude a $2.6 million gain from the sale of base gas from Supply Corporation’s jointly-owned Ellisburg Storage Field. There were no non-recurring items for the three months or six months ended March 31, 2006.

Including non-recurring items, compared with the same three months in the prior fiscal year, the Pipeline and Storage segment’s earnings were down $1.6 million to $16.9 million. Including non-recurring items, compared with the same six months in the prior fiscal year, the Pipeline and Storage segment’s earnings were up $2.0 million to $32.7 million.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, May 5, 2006 at 10 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, you may go to National Fuel’s Web site at http://www.nationalfuelgas.com and click on the “For Investors” link at the top of the homepage. For those without Internet access, you may access the live call by dialing (toll-free) 1-800-591-6930, and use the passcode “45950940”. For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll free) 888-286-8010 using passcode “80957234.” Both the webcast and telephonic replay will be available until the close of business on Friday, May 12, 2006.

National Fuel is an integrated energy company with $3.9 billion in assets comprised of the following five operating segments: Utility, Pipeline and Storage, Exploration and Production,

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Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	Margaret M. Suto	(716) 857-6987
Media Contact:	Julie Coppola Cox	(716) 857-7079

Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations, and changes in laws and regulations relating to repeal of the Public Utility Holding Company Act of 1935; changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather, such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of derivative financial instruments or the Company’s natural gas and oil reserves; impairments under the Securities and Exchange Commission’s full cost ceiling test for natural gas and oil reserves; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; failure of the price differential between heavy sour crude oil and light sweet crude oil to return to its historical norm; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans, including changes in the plans of the sponsors of the proposed Millennium Pipeline with respect to that project; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post-retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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NATIONAL FUEL GAS COMPANY
 AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

                                                               Three Months      Three Months        Six Months        Six Months
(Thousands of Dollars)                                             Ended             Ended              Ended             Ended
                                                              March 31, 2006    March 31, 2005     March 31, 2006    March 31, 2005
                                                                (unaudited)       (unaudited)        (unaudited)       (unaudited)
                                                              ----------------  ----------------   ----------------  ----------------
Utility
                                                              ----------------  ----------------   ----------------  ----------------
Reported earnings                                                    $ 28,654          $ 28,882           $ 50,407          $ 46,954
                                                              ----------------  ----------------   ----------------  ----------------

Pipeline and Storage
Reported earnings                                                      16,892            18,457             32,742            30,734
Base gas sale                                                               -            (2,636)                 -            (2,636)
                                                              ----------------  ----------------   ----------------  ----------------
Earnings before non-recurring items                                    16,892            15,821             32,742            28,098
                                                              ----------------  ----------------   ----------------  ----------------

Exploration and Production
                                                              ----------------  ----------------   ----------------  ----------------
Reported earnings                                                      25,845            11,230             43,280            25,153
                                                              ----------------  ----------------   ----------------  ----------------

Energy Marketing
                                                              ----------------  ----------------   ----------------  ----------------
Reported earnings                                                       3,877             2,612              4,864             3,361
                                                              ----------------  ----------------   ----------------  ----------------

Timber
                                                              ----------------  ----------------   ----------------  ----------------
Reported earnings                                                       2,242             2,893              3,706             3,646
                                                              ----------------  ----------------   ----------------  ----------------

Corporate and All Other
                                                              ----------------  ----------------   ----------------  ----------------
Reported earnings                                                       1,084               (93)             1,014            (1,038)
                                                              ----------------  ----------------   ----------------  ----------------

Consolidated Earnings from Continuing Operations
Reported earnings from continuing operations                           78,594            63,981            136,013           108,810
Total non-recurring items from above                                        -            (2,636)                 -            (2,636)
                                                              ----------------  ----------------   ----------------  ----------------
Earnings from continuing operations
   before non-recurring items                                        $ 78,594          $ 61,345          $ 136,013         $ 106,174
                                                              ================  ================   ================  ================

Discontinued Operations
Reported earnings from discontinued operations                              -             6,702                  -            12,310
                                                              ----------------  ----------------   ----------------  ----------------

Consolidated
Reported earnings                                                    $ 78,594          $ 70,683          $ 136,013         $ 121,120
                                                              ================  ================   ================  ================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

                                                               Three Months       Three Months       Six Months        Six Months
(Diluted Earnings Per Share)                                       Ended              Ended             Ended             Ended
                                                              March 31, 2006     March 31, 2005    March 31, 2006    March 31, 2005
                                                                (unaudited)        (unaudited)       (unaudited)       (unaudited)
                                                              ----------------   ----------------  ----------------  ----------------
Utility
                                                              ----------------   ----------------  ----------------  ----------------
Reported earnings                                                      $ 0.33             $ 0.34            $ 0.58            $ 0.55
                                                              ----------------   ----------------  ----------------  ----------------

Pipeline and Storage
Reported earnings                                                        0.20               0.22              0.38              0.36
Base gas sale                                                               -              (0.03)                -             (0.03)
                                                              ----------------   ----------------  ----------------  ----------------
Earnings before non-recurring items                                      0.20               0.19              0.38              0.33
                                                              ----------------   ----------------  ----------------  ----------------

Exploration and Production
                                                              ----------------   ----------------  ----------------  ----------------
Reported earnings                                                        0.30               0.13              0.50              0.30
                                                              ----------------   ----------------  ----------------  ----------------

Energy Marketing
                                                              ----------------   ----------------  ----------------  ----------------
Reported earnings                                                        0.04               0.03              0.06              0.04
                                                              ----------------   ----------------  ----------------  ----------------

Timber
                                                              ----------------   ----------------  ----------------  ----------------
Reported earnings                                                        0.03               0.03              0.04              0.04
                                                              ----------------   ----------------  ----------------  ----------------

Corporate and All Other (Including Rounding)
                                                              ----------------   ----------------  ----------------  ----------------
Reported earnings                                                        0.01                  -              0.02             (0.01)
                                                              ----------------   ----------------  ----------------  ----------------

Consolidated Earnings from Continuing Operations
Reported earnings from continuing operations                             0.91               0.75              1.58              1.28
Total non-recurring items from above                                        -              (0.03)                -             (0.03)
                                                              ----------------   ----------------  ----------------  ----------------
Earnings from continuing operations
   before non-recurring items                                          $ 0.91             $ 0.72            $ 1.58            $ 1.25
                                                              ================   ================  ================  ================

Discontinued Operations
Reported earnings from discontinued operations                              -               0.08                 -              0.15
                                                              ----------------   ----------------  ----------------  ----------------

Consolidated
Reported earnings                                                      $ 0.91             $ 0.83            $ 1.58            $ 1.43
                                                              ================   ================  ================  ================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)

                                                                       Three Months Ended                   Six Months Ended
                                                                            March 31,                          March 31,
                                                                           (Unaudited)                        (Unaudited)
                                                                  ------------------------------     -------------------------------
SUMMARY OF OPERATIONS                                                 2006            2005               2006             2005
                                                                  --------------  --------------     -------------   ---------------
Operating Revenues                                                    $ 890,981       $ 735,842       $ 1,601,737       $ 1,236,126
                                                                  --------------  --------------     -------------   ---------------

Operating Expenses:
  Purchased Gas                                                         566,540         440,254         1,003,317           696,410
  Operation and Maintenance                                             121,076         110,392           224,704           203,015
  Property, Franchise and Other Taxes                                    20,120          19,897            37,302            36,953
  Depreciation, Depletion and Amortization                               44,278          44,632            87,324            87,340
                                                                  --------------  --------------     -------------   ---------------
                                                                        752,014         615,175         1,352,647         1,023,718

Operating Income                                                        138,967         120,667           249,090           212,408

Other Income (Expense):
Income from Unconsolidated Subsidiaries                                     720             455             1,985             1,239
Interest Income                                                             965           1,018             2,098             1,290
Other Income                                                                248           4,827               989             5,378
Interest Expense on Long-Term Debt                                      (18,149)        (18,319)          (36,367)          (36,694)
Other Interest Expense                                                   (1,465)         (1,936)           (3,240)           (4,354)
                                                                  --------------  --------------     -------------   ---------------

Income from Continuing Operations Before Income Taxes                   121,286         106,712           214,555           179,267

Income Tax Expense                                                       42,692          42,731            78,542            70,457
                                                                  --------------  --------------     -------------   ---------------

Income from Continuing Operations                                        78,594          63,981           136,013           108,810

Income from Discontinued Operations, Net of Tax                               -           6,702                 -            12,310
                                                                  --------------  --------------     -------------   ---------------

Net Income Available for Common Stock                              $     78,594    $     70,683        $  136,013     $     121,120
                                                                  ==============  ==============     =============   ===============

Earnings Per Common Share:
   Basic:
          Income from Continuing Operations                              $ 0.93          $ 0.77            $ 1.61            $ 1.31
          Income from Discontinued Operations                                 -            0.08                 -              0.15
                                                                  --------------  --------------     -------------   ---------------
          Net Income Available for Common Stock                          $ 0.93          $ 0.85            $ 1.61            $ 1.46
                                                                  ==============  ==============     =============   ===============

   Diluted:
          Income from Continuing Operations                              $ 0.91          $ 0.75            $ 1.58            $ 1.28
          Income from Discontinued Operations                                 -            0.08                 -              0.15
                                                                  --------------  --------------     -------------   ---------------
          Net Income Available for Common Stock                          $ 0.91          $ 0.83            $ 1.58            $ 1.43
                                                                  ==============  ==============     =============   ===============

Weighted Average Common Shares:
  Used in Basic Calculation                                          84,346,733      83,313,191        84,385,140        83,231,435
                                                                  ==============  ==============     =============   ===============
  Used in Diluted Calculation                                        86,253,597      84,770,068        86,256,515        84,711,134
                                                                  ==============  ==============     =============   ===============

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

                                                               March 31,     September 30,
(Thousands of Dollars)                                            2006          2005
----------------------------------------------------------------------------------------

ASSETS
Property, Plant and Equipment                                  $4,535,882    $4,423,255
Less - Accumulated Depreciation, Depletion and Amortization     1,639,493     1,583,955
----------------------------------------------------------------------------------------
          Net Property, Plant and Equipment                     2,896,389     2,839,300
-------------------------------------------------------------  -------------------------

Current Assets:
Cash and Temporary Cash Investments                                98,099        57,607
Hedging Collateral Accounts                                        16,890        77,784
Receivables - Net                                                 358,026       155,064
Unbilled Utility Revenue                                           67,074        20,465
Gas Stored Underground                                             31,883        64,529
Materials and Supplies - at average cost                           32,425        33,267
Unrecovered Purchased Gas Costs                                         -        14,817
Prepayments and Other Current Assets                               41,096        65,469
Deferred Income Taxes                                              49,546        83,774
Fair Value of Derivative Financial Instruments                      5,895             -
-------------------------------------------------------------  -------------------------
          Total Current Assets                                    700,934       572,776
-------------------------------------------------------------  -------------------------

Other Assets:
Recoverable Future Taxes                                           84,834        85,000
Unamortized Debt Expense                                           16,516        17,567
Other Regulatory Assets                                            56,713        47,028
Deferred Charges                                                    8,086         4,474
Other Investments                                                  85,349        80,394
Investments in Unconsolidated Subsidiaries                         11,491        12,658
Goodwill                                                            5,476         5,476
Intangible Assets                                                  40,971        42,302
Other                                                               6,808        15,677
-------------------------------------------------------------  -------------------------
          Total Other Assets                                      316,244       310,576
-------------------------------------------------------------  -------------------------
Total Assets                                                   $3,913,567    $3,722,652
-------------------------------------------------------------  -------------------------

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
   Shares; Issued and Outstanding - 83,919,742 Shares
   and 84,356,748 Shares, Respectively                            $83,920       $84,357
Paid in Capital                                                   540,388       529,834
Earnings Reinvested in the Business                               877,599       813,020
-------------------------------------------------------------  -------------------------
Total Common Shareholder Equity Before
    Items of Other Comprehensive Loss                           1,501,907     1,427,211
Accumulated Other Comprehensive Loss                             (119,248)     (197,628)
-------------------------------------------------------------  -------------------------
Total Comprehensive Shareholders' Equity                        1,382,659     1,229,583
Long-Term Debt, Net of Current Portion                          1,114,371     1,119,012
-------------------------------------------------------------  -------------------------
          Total Capitalization                                  2,497,030     2,348,595
-------------------------------------------------------------  -------------------------

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper                             -             -
Current Portion of Long-Term Debt                                   9,505         9,393
Accounts Payable                                                  145,438       155,485
Amounts Payable to Customers                                       12,650         1,158
Dividends Payable                                                  24,327        24,445
Other Accruals and Current Liabilities                            193,249        60,404
Fair Value of Derivative Financial Instruments                     87,962       209,072
-------------------------------------------------------------  -------------------------
          Total Current and Accrued Liabilities                   473,131       459,957
-------------------------------------------------------------  -------------------------

Deferred Credits:
Deferred Income Taxes                                             503,147       489,720
Taxes Refundable to Customers                                      11,070        11,009
Unamortized Investment Tax Credit                                   6,445         6,796
Cost of Removal Regulatory Liability                               93,092        90,396
Other Regulatory Liabilities                                       58,886        66,339
Pension and Other Post-Retirement Liabilities                     155,582       143,687
Asset Retirement Obligation                                        42,216        41,411
Other Deferred Credits                                             72,968        64,742
-------------------------------------------------------------  -------------------------
          Total Deferred Credits                                  943,406       914,100
-------------------------------------------------------------  -------------------------
Commitments and Contingencies                                           -             -
-------------------------------------------------------------  -------------------------
Total Capitalization and Liabilities                            3,913,567     3,722,652
-------------------------------------------------------------  -------------------------

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

                                                                                                    Six Months Ended
                                                                                                        March 31,
(Thousands of Dollars)                                                                            2006            2005
---------------------------------------------------------------------------------------------------------------------------

Operating Activities:
Net Income Available for Common Stock                                                             $136,013        $121,120
Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
          Depreciation, Depletion and Amortization                                                  87,324          96,285
          Deferred Income Taxes                                                                     (1,435)         (3,982)
          Income from Unconsolidated Subsidiaries, Net of Cash Distributions                         1,166             282
          Minority Interest in Foreign Subsidiaries                                                      -           3,342
          Excess Tax Benefits Associated with Stock-Based Compensation Awards                       (6,515)              -
          Other                                                                                     (5,297)         (7,124)
     Change in:
          Hedging Collateral Deposits                                                               60,894         (10,962)
          Receivables and Unbilled Utility Revenue                                                (249,466)       (228,969)
          Gas Stored Underground and Materials and
              Supplies                                                                              33,486          43,628
          Unrecovered Purchased Gas Costs                                                           14,817           7,532
          Prepayments and Other Current Assets                                                      24,372            (745)
          Accounts Payable                                                                          (9,951)         47,541
          Amounts Payable to Customers                                                              11,492          25,342
          Other Accruals and Current Liabilities                                                   139,020         153,928
          Other Assets                                                                             (11,837)        (13,191)
          Other Liabilities                                                                         19,107          11,989
---------------------------------------------------------------------------------------------------------------------------
               Net Cash Provided by Operating Activities                                          $243,190        $246,016
---------------------------------------------------------------------------------------------------------------------------

Investing Activities:
Capital Expenditures                                                                             ($134,961)      ($114,624)
Net Proceeds from Sale of Oil and Gas Producing Properties                                               4              85
Other                                                                                               (1,396)          2,450
---------------------------------------------------------------------------------------------------------------------------
               Net Cash Used in Investing Activities                                             ($136,353)      ($112,089)
---------------------------------------------------------------------------------------------------------------------------

Financing Activities:
Change in Notes Payable to Banks and
     Commercial Paper                                                                                   $0        ($43,600)
Excess Tax Benefits Associated with Stock-Based Compensation Awards                                  6,515               -
Shares Repurchased under Repurchase Plan                                                           (26,577)              -
Reduction of Long-Term Debt                                                                         (4,529)         (7,314)
Dividends Paid on Common Stock                                                                     (48,933)        (46,483)
Proceeds From Issuance of Common Stock                                                               7,164           6,301
---------------------------------------------------------------------------------------------------------------------------
               Net Cash Used In Financing Activities                                              ($66,360)       ($91,096)
---------------------------------------------------------------------------------------------------------------------------
Effect of Exchange Rates on Cash                                                                        15           3,135
---------------------------------------------------------------------------------------------------------------------------
Net Increase in Cash and Temporary
     Cash Investments                                                                               40,492          45,966
Cash and Temporary Cash Investments
     at Beginning of Period                                                                         57,607          57,541
---------------------------------------------------------------------------------------------------------------------------
Cash and Temporary Cash Investments
     at March 31                                                                                   $98,099        $103,507
---------------------------------------------------------------------------------------------------------------------------

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                            Three Months Ended                          Six Months Ended
(Thousands of Dollars, except per share amounts)                 March 31,                                  March 31,
                                                   --------------------------------------     --------------------------------------
UTILITY SEGMENT                                        2006        2005       Variance           2006         2005       Variance
                                                   --------------------------------------     --------------------------------------
Revenues from External Customers                     $ 536,235    $ 485,647    $  50,588         $967,714    $ 802,476    $ 165,238
Intersegment Revenues                                    5,681        5,693          (12)           9,803        9,998         (195)
                                                   --------------------------------------     --------------------------------------
Total Operating Revenues                                541,916     491,340       50,576          977,517      812,474      165,043
                                                   --------------------------------------     --------------------------------------

Operating Expenses:
   Purchased Gas                                        394,803     349,656       45,147          715,360      567,611      147,749
   Operation and Maintenance                             65,496      63,358        2,138          117,209      109,171        8,038
   Property, Franchise and Other Taxes                   14,259      14,043          216           25,773       25,554          219
   Depreciation, Depletion and Amortization              10,027      10,017           10           20,004       19,997            7
                                                   --------------------------------------     --------------------------------------
                                                        484,585     437,074       47,511          878,346      722,333      156,013
                                                   --------------------------------------     --------------------------------------

Operating Income                                         57,331      54,266        3,065           99,171       90,141        9,030

Other Income (Expense):
   Interest Income                                          179         218          (39)             380          212          168
   Other Income                                             192         160           32              404          283          121
   Other Interest Expense                                (6,880)     (5,234)      (1,646)         (13,603)     (10,843)      (2,760)
                                                   --------------------------------------     --------------------------------------

Income Before Income Taxes                               50,822      49,410        1,412           86,352       79,793        6,559
Income Tax Expense                                       22,168      20,528        1,640           35,945       32,839        3,106
                                                   --------------------------------------     --------------------------------------
Net Income                                             $ 28,654    $ 28,882      $  (228)        $ 50,407     $ 46,954      $ 3,453
                                                   ======================================     ======================================

Net Income Per Share (Diluted)                         $   0.33    $   0.34      $ (0.01)        $   0.58     $   0.55      $  0.03
                                                   ======================================     ======================================

                                                            Three Months Ended                          Six Months Ended
                                                                 March 31,                                  March 31,
                                                   --------------------------------------     --------------------------------------
PIPELINE AND STORAGE SEGMENT                           2006        2005       Variance           2006         2005       Variance
                                                   --------------------------------------     --------------------------------------
Revenues from External Customers                      $ 39,346     $ 36,029      $ 3,317         $ 74,085     $ 68,474      $ 5,611
Intersegment Revenues                                   19,711       21,517       (1,806)          41,006       42,116       (1,110)
                                                   --------------------------------------     --------------------------------------
Total Operating Revenues                                59,057       57,546        1,511          115,091      110,590        4,501
                                                   --------------------------------------     --------------------------------------

Operating Expenses:
   Purchased Gas                                             78         (26)         104               62          655         (593)
   Operation and Maintenance                             16,949      14,616        2,333           32,265       31,600          665
   Property, Franchise and Other Taxes                    4,010       3,924           86            7,966        7,649          317
   Depreciation, Depletion and Amortization               9,176      10,262       (1,086)          18,359       19,356         (997)
                                                   --------------------------------------     --------------------------------------
                                                         30,213      28,776        1,437           58,652       59,260         (608)
                                                   --------------------------------------     --------------------------------------

Operating Income                                         28,844      28,770           74           56,439       51,330        5,109

Other Income (Expense):
   Interest Income                                          144          12          132              196           25          171
   Other Income                                              60       4,095       (4,035)             268        4,199       (3,931)
   Interest Expense on Long-Term Debt                      (274)       (426)         152             (592)        (909)         317
   Other Interest Expense                                (1,093)     (1,308)         215           (2,389)      (2,666)         277
                                                   --------------------------------------     --------------------------------------

Income Before Income Taxes                               27,681      31,143       (3,462)          53,922       51,979        1,943
Income Tax Expense                                       10,789      12,686       (1,897)          21,180       21,245          (65)
                                                   --------------------------------------     --------------------------------------
Net Income                                             $ 16,892    $ 18,457     $ (1,565)        $ 32,742     $ 30,734      $ 2,008
                                                   ======================================     ======================================

Net Income Per Share (Diluted)                         $   0.20    $   0.22     $  (0.02)          $ 0.38       $ 0.36       $ 0.02
                                                   ======================================     ======================================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                                 Three Months Ended                       Six Months Ended
(Thousands of Dollars, except per share amounts)                     March 31,                                March 31,
                                                         -----------------------------------     ------------------------------------
EXPLORATION AND PRODUCTION SEGMENT                          2006        2005     Variance           2006        2005      Variance
                                                         -----------------------------------     ------------------------------------
Operating Revenues                                          $ 88,719   $ 70,319    $ 18,400        $ 170,806   $ 142,157    $ 28,649
                                                         -----------------------------------     ------------------------------------

Operating Expenses:
   Purchased Gas                                                   4       (116)        120               98        (344)        442
   Operation and Maintenance:
      General and Administrative Expense                       6,381      5,426         955           12,682      10,603       2,079
      Lease Operating Expense                                 13,155     11,069       2,086           26,694      21,526       5,168
      All Other Operation and Maintenance Expense              2,021      1,548         473            3,992       3,275         717
   Property, Franchise and Other Taxes
     (Lease Operating Expense)                                 1,528      1,475          53            2,736       2,732           4
   Depreciation, Depletion and Amortization                   23,118     22,300         818           44,658      44,128         530
                                                         -----------------------------------     ------------------------------------
                                                              46,207     41,702       4,505           90,860      81,920       8,940
                                                         -----------------------------------     ------------------------------------

Operating Income                                              42,512     28,617      13,895           79,946      60,237      19,709

Other Income (Expense):
   Interest Income                                             1,940      1,036         904            3,781       1,893       1,888
   Other Interest Expense                                    (12,521)   (12,104)       (417)         (24,950)    (24,132)       (818)
                                                         -----------------------------------     ------------------------------------

Income Before Income Taxes                                    31,931     17,549      14,382           58,777      37,998      20,779
Income Tax Expense                                             6,086      6,319        (233)          15,497      12,845       2,652
                                                         -----------------------------------     ------------------------------------
Net Income                                                  $ 25,845   $ 11,230    $ 14,615         $ 43,280    $ 25,153    $ 18,127
                                                         ===================================     ====================================

Net Income Per Share (Diluted)                                $ 0.30     $ 0.13      $ 0.17           $ 0.50      $ 0.30      $ 0.20
                                                         ===================================     ====================================

                                                                 Three Months Ended                       Six Months Ended
                                                                     March 31,                                March 31,
                                                         -----------------------------------     ------------------------------------
ENERGY MARKETING SEGMENT                                    2006        2005     Variance           2006        2005      Variance
                                                         -----------------------------------     ------------------------------------
Operating Revenues                                         $ 206,061  $ 124,565    $ 81,496        $ 351,620   $ 188,059   $ 163,561
                                                         -----------------------------------     ------------------------------------

Operating Expenses:
   Purchased Gas                                             198,562    119,241      79,321          341,391     180,829     160,562
   Operation and Maintenance                                   1,259      1,120         139            2,489       1,889         600
   Property, Franchise and Other Taxes                          (249)        25        (274)            (240)         71        (311)
   Depreciation, Depletion and Amortization                       16         22          (6)              37          43          (6)
                                                         -----------------------------------     ------------------------------------
                                                             199,588    120,408      79,180          343,677     182,832     160,845
                                                         -----------------------------------     ------------------------------------

Operating Income                                               6,473      4,157       2,316            7,943       5,227       2,716

Other Income (Expense):
   Interest Income                                                43        150        (107)             169         284        (115)
   Other Income                                                  121         67          54              219         119         100
   Other Interest Expense                                       (129)        (3)       (126)            (191)         (5)       (186)
                                                         -----------------------------------     ------------------------------------

Income Before Income Taxes                                     6,508      4,371       2,137            8,140       5,625       2,515
Income Tax Expense                                             2,631      1,759         872            3,276       2,264       1,012
                                                         -----------------------------------     ------------------------------------
Net Income                                                   $ 3,877    $ 2,612     $ 1,265          $ 4,864     $ 3,361     $ 1,503
                                                         ===================================     ====================================

Net Income Per Share (Diluted)                                $ 0.04     $ 0.03      $ 0.01           $ 0.06      $ 0.04      $ 0.02
                                                         ===================================     ====================================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                            Three Months Ended                          Six Months Ended
(Thousands of Dollars, except per share amounts)                 March 31,                                  March 31,
                                                   --------------------------------------     --------------------------------------
TIMBER SEGMENT                                        2006         2005       Variance           2006         2005       Variance
                                                   --------------------------------------     --------------------------------------
Revenues from External Customers                     $  19,157   $   18,971     $    186         $ 36,066     $ 31,966      $ 4,100
Intersegment Revenues                                      (23)           1          (24)               -            1           (1)
                                                   --------------------------------------     --------------------------------------
Total Operating Revenues                                19,134       18,972          162           36,066       31,967        4,099
                                                   --------------------------------------     --------------------------------------

Operating Expenses:
   Operation and Maintenance                            12,746       11,709        1,037           24,430       21,267        3,163
   Property, Franchise and Other Taxes                     478          366          112              859          695          164
   Depreciation, Depletion and Amortization              1,627        1,720          (93)           3,638        3,197          441
                                                   --------------------------------------     --------------------------------------
                                                        14,851       13,795        1,056           28,927       25,159        3,768
                                                   --------------------------------------     --------------------------------------

Operating Income                                         4,283        5,177         (894)           7,139        6,808          331

Other Income (Expense):
   Interest Income                                         164          100           64              301          192          109
   Other Income                                             35            1           34               52           18           34
   Other Interest Expense                                 (758)        (683)         (75)          (1,521)      (1,268)        (253)
                                                   --------------------------------------     --------------------------------------

Income Before Income Taxes                               3,724        4,595         (871)           5,971        5,750          221
Income Tax Expense                                       1,482        1,702         (220)           2,265        2,104          161
                                                   --------------------------------------     --------------------------------------
Net Income                                             $ 2,242      $ 2,893       $ (651)         $ 3,706      $ 3,646         $ 60
                                                   ======================================     ======================================

Net Income Per Share (Diluted)                          $ 0.03       $ 0.03          $ -           $ 0.04       $ 0.04          $ -
                                                   ======================================     ======================================

                                                            Three Months Ended                          Six Months Ended
                                                                 March 31,                                  March 31,
                                                   --------------------------------------     --------------------------------------
ALL OTHER                                             2006         2005       Variance           2006         2005       Variance
                                                   --------------------------------------     --------------------------------------
Revenues from External Customers                     $   1,075     $    311     $    764          $ 1,058      $ 2,994     $ (1,936)
Intersegment Revenues                                    2,057        3,263       (1,206)           6,584        4,342        2,242
                                                   --------------------------------------     --------------------------------------
Total Operating Revenues                                 3,132        3,574         (442)           7,642        7,336          306
                                                   --------------------------------------     --------------------------------------

Operating Expenses:
   Purchased Gas                                         1,866        1,698          168            4,972        3,768        1,204
   Operation and Maintenance                               922          902           20            1,795        1,792            3
   Property, Franchise and Other Taxes                      23           27           (4)              42           47           (5)
   Depreciation, Depletion and Amortization                197          193            4              397          386           11
                                                   --------------------------------------     --------------------------------------
                                                         3,008        2,820          188            7,206        5,993        1,213
                                                   --------------------------------------     --------------------------------------

Operating Income                                           124          754         (630)             436        1,343         (907)

Other Income (Expense):
   Income from Unconsolidated Subsidiaries                 720          455          265            1,985        1,239          746
   Interest Income                                           7            4            3               13            9            4
   Other Income                                             14          281         (267)              16          282         (266)
   Other Interest Expense                                 (616)        (391)        (225)          (1,206)        (743)        (463)
                                                   --------------------------------------     --------------------------------------

Income Before Income Taxes                                 249        1,103         (854)           1,244        2,130         (886)
Income Tax Expense                                         203          451         (248)             628          878         (250)
                                                   --------------------------------------     --------------------------------------
Net Income                                                $ 46        $ 652       $ (606)           $ 616      $ 1,252       $ (636)
                                                   ======================================     ======================================

Net Income Per Share (Diluted)                             $ -       $ 0.01      $ (0.01)          $ 0.01       $ 0.02      $ (0.01)
                                                   ======================================     ======================================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

                                                            Three Months Ended                          Six Months Ended
(Thousands of Dollars, except per share amounts)                 March 31,                                  March 31,
                                                   --------------------------------------     --------------------------------------
CORPORATE                                             2006         2005       Variance           2006         2005       Variance
                                                   --------------------------------------     --------------------------------------
Revenues from External Customers                         $ 388          $ -        $ 388            $ 388          $ -        $ 388
Intersegment Revenues                                      782          692           90            1,475        1,321          154
                                                   --------------------------------------     --------------------------------------
Total Operating Revenues                                 1,170          692          478            1,863        1,321          542
                                                   --------------------------------------     --------------------------------------

Operating Expenses:
   Operation and Maintenance                             1,582        1,611          (29)           3,450        3,561         (111)
   Property, Franchise and Other Taxes                      71           37           34              166          205          (39)
   Depreciation, Depletion and Amortization                117          118           (1)             231          233           (2)
                                                   --------------------------------------     --------------------------------------
                                                         1,770        1,766            4            3,847        3,999         (152)
                                                   --------------------------------------     --------------------------------------

Operating Loss                                            (600)      (1,074)         474           (1,984)      (2,678)         694

Other Income (Expense):
   Interest Income                                      23,009       20,219        2,790           45,662       39,771        5,891
   Other Income                                           (174)         223         (397)              30          477         (447)
   Interest Expense on Long-Term Debt                  (17,875)     (17,893)          18          (35,775)     (35,785)          10
   Other Interest Expense                               (3,989)      (2,934)      (1,055)          (7,784)      (5,793)      (1,991)
                                                   --------------------------------------     --------------------------------------

Income (Loss) Before Income Taxes                          371       (1,459)       1,830              149       (4,008)       4,157
Income Tax Expense                                        (667)        (714)          47             (249)      (1,718)       1,469
                                                   --------------------------------------     --------------------------------------
Net Income (Loss)                                      $ 1,038       $ (745)     $ 1,783            $ 398     $ (2,290)     $ 2,688
                                                   ======================================     ======================================

Net Income (Loss) Per Share (Diluted)                   $ 0.01      $ (0.01)      $ 0.02           $ 0.01      $ (0.03)      $ 0.04
                                                   ======================================     ======================================

                                                            Three Months Ended                          Six Months Ended
                                                                 March 31,                                  March 31,
                                                   --------------------------------------     --------------------------------------
INTERSEGMENT ELIMINATIONS                             2006         2005       Variance           2006         2005       Variance
                                                   --------------------------------------     --------------------------------------
Intersegment Revenues                                $ (28,208)   $ (31,166)     $ 2,958        $ (58,868)   $ (57,778)    $ (1,090)
                                                   --------------------------------------     --------------------------------------

Operating Expenses:
   Purchased Gas                                       (28,773)     (30,199)       1,426          (58,566)     (56,109)      (2,457)
   Operation and Maintenance                               565         (967)       1,532             (302)      (1,669)       1,367
                                                   --------------------------------------     --------------------------------------
                                                       (28,208)     (31,166)       2,958          (58,868)     (57,778)      (1,090)
                                                   --------------------------------------     --------------------------------------

Operating Income                                             -            -            -                -            -            -

Other Income (Expense):
   Interest Income                                     (24,521)     (20,721)      (3,800)         (48,404)     (41,096)      (7,308)
   Other Interest Expense                               24,521       20,721        3,800           48,404       41,096        7,308
                                                   --------------------------------------     --------------------------------------

Net Income                                                 $ -          $ -          $ -              $ -          $ -          $ -
                                                   ======================================     ======================================

Net Income Per Share (Diluted)                             $ -          $ -          $ -              $ -          $ -          $ -
                                                   ======================================     ======================================

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

                                   Three Months Ended                                      Six Months Ended
                                         March 31,                                             March 31,
                                        (Unaudited)                                           (Unaudited)
                              --------------------------------------------   ----------------------------------------------

                                                               Increase                                         Increase
                                  2006           2005         (Decrease)         2006            2005          (Decrease)
                              -------------  --------------  -------------   -------------   --------------   -------------

Capital Expenditures:
Utility                           $ 13,006        $ 10,939        $ 2,067        $ 25,360         $ 22,274         $ 3,086
Pipeline and Storage                 4,165           3,318            847          10,328            8,205           2,123
Exploration and Production          45,401          40,866          4,535          96,324           61,874          34,450
Energy Marketing                         1              23            (22)              6               34             (28)
Timber                                 257          17,844        (17,587)            752           18,696         (17,944)
                              -------------  --------------  -------------   -------------   --------------   -------------
   Total Reportable Segments        62,830          72,990        (10,160)        132,770          111,083          21,687
All Other                               56              96            (40)             56              103             (47)
Corporate                            1,707              67          1,640           2,135               86           2,049
                              -------------  --------------  -------------   -------------   --------------   -------------
   Total Expenditures from
       Continuing Operations      $ 64,593        $ 73,153       $ (8,560)      $ 134,961        $ 111,272        $ 23,689
                              =============  ==============  =============   =============   ==============   =============

         DEGREE DAYS

                                                                                                    Percent Colder
                                                                                                    (Warmer) Than:
Three Months Ended March 31                      Normal          2006            2005        Normal           Last Year
                                             --------------  -------------   -------------   --------------   -------------

  Buffalo, NY                                      3,327          2,875          3,468           (13.6)          (17.1)
  Erie, PA                                         3,142          2,705          3,266           (13.9)          (17.2)

Six Months Ended March 31

  Buffalo, NY                                      5,587          5,085           5,640           (9.0)           (9.8)
  Erie, PA                                         5,223          4,753           5,263           (9.0)           (9.7)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

                                                                 Three Months Ended                       Six Months Ended
                                                                     March 31,                               March 31,
                                                        -------------------------------------    -----------------------------------
                                                                                  Increase                               Increase
                                                          2006         2005        (Decrease)      2006        2005     (Decrease)
                                                        ----------  -----------  --------------------------  ---------  ------------

Gas Production/Prices:
Production (MMcf)
  Gulf Coast                                                2,752        2,844           (92)        4,419      6,069        (1,650)
  West Coast                                                  933          986           (53)        1,951      2,025           (74)
  Appalachia                                                1,246        1,137           109         2,499      2,343           156
  Canada                                                    1,761        2,160          (399)        3,672      3,825          (153)
                                                        ----------  -----------  ------------    ----------  ---------  ------------
                                                            6,692        7,127          (435)       12,541     14,262        (1,721)
                                                        ==========  ===========  ============    ==========  =========  ============
Average Prices (Per  Mcf)
  Gulf Coast                                               $ 8.47       $ 6.75        $ 1.72        $ 9.33     $ 6.61        $ 2.72
  West Coast                                                 8.02         6.20          1.82          9.62       6.38          3.24
  Appalachia                                                10.03         6.76          3.27         11.83       7.26          4.57
  Canada                                                     7.21         5.52          1.69          9.06       5.49          3.57
    Weighted Average                                         8.37         6.30          2.07          9.79       6.38          3.41
    Weighted Average after Hedging                           7.39         5.97          1.42          7.88       5.98          1.90

Oil Production/Prices:
Production (Thousands of Barrels)
  Gulf Coast                                                  181          261           (80)          288        550          (262)
  West Coast                                                  639          634             5         1,324      1,287            37
  Appalachia                                                   12            9             3            22         12            10
  Canada                                                       68           78           (10)          155        154             1
                                                        ----------  -----------  ------------    ----------  ---------  ------------
                                                              900          982           (82)        1,789      2,003          (214)
                                                        ==========  ===========  ============    ==========  =========  ============

Average Prices (Per Barrel)
  Gulf Coast                                               $58.69      $ 46.42       $ 12.27       $ 58.39    $ 46.77       $ 11.62
  West Coast                                                53.65        37.67         15.98         52.46      37.40         15.06
  Appalachia                                                60.28        42.28         18.00         60.84      42.85         17.99
  Canada                                                    48.63        41.08          7.55         45.57      39.78          5.79
    Weighted Average                                        54.37        40.31         14.06         52.92      40.19         12.73
    Weighted Average after Hedging                          40.30        26.10         14.20         36.70      26.22         10.48

Total Production (Mmcfe)                                   12,092       13,019          (927)       23,275     26,280        (3,005)
                                                        ==========  ===========  ============    ==========  =========  ============

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)          $ 0.53       $ 0.42        $ 0.11        $ 0.54     $ 0.40        $ 0.14
Lease Operating Expense per Mcfe (1)                   $ 1.21       $ 0.96        $ 0.25        $ 1.26     $ 0.92        $ 0.34
Depreciation, Depletion & Amortization per Mcfe (1)    $ 1.91       $ 1.71        $ 0.20        $ 1.92     $ 1.68        $ 0.24
(1)	Refer to page 16 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2006

SWAPS                                                 Volume         Average Hedge Price
Oil                                                    0.9 MMBBL     $35.33 / BBL
Gas                                                    4.7 BCF       $6.20 / MCF

                                                                          Weighted Average
                                                                     --------------------------------
No-cost Collars                                       Volume         Floor Price          Ceiling Price
Gas                                                    2.8 BCF       $8.37 / MCF          $15.00 / MCF

Hedging Summary for Fiscal 2007

SWAPS                                                 Volume         Average Hedge Price
Oil                                                    0.9 MMBBL     $37.03 / BBL
Gas                                                    0.7 BCF       $5.84 / MCF

                                                                           Weighted Average
                                                                     --------------------------------
No-cost Collars                                       Volume         Floor Price          Ceiling Price
Gas                                                    3.5 BCF       $8.12 / MCF          $19.73 / MCF

Drilling Program Six Months Ended March 31, 2006:
Gross Wells Drilled
                                  Gulf              West              East         Canada    Total
                               ------------   ------------------   -----------   -------------------
Exploratory
    Successful                           0                    0             1         12         13
    Unsuccessful                         0                    0             0          2          2
Developmental
    Successful                           0                   59            52          2        113
    Unsuccessful                         0                    1             0          0          1
Total
    Successful                           0                   59            53         14        126
    Unsuccessful                         0                    1             0          2          3

Success Ratio                          N/A                  98%          100%        88%        98%

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Utility Throughput — (millions of cubic feet — MMcf)

                                                 Three Months Ended                           Six Months Ended
                                                      March 31,                                   March 31,
                                       ----------------------------------------    ----------------------------------------
                                                                    Increase                                    Increase
                                          2006          2005       (Decrease)         2006         2005        (Decrease)
                                       -----------   -----------   ------------    -----------  ------------   ------------
    Retail Sales:
       Residential Sales                   26,807        32,559         (5,752)        46,331        52,428         (6,097)
       Commercial Sales                     5,038         6,072         (1,034)         8,481         9,526         (1,045)
       Industrial Sales                       459           425             34            786           601            185
                                       -----------   -----------   ------------    -----------  ------------   ------------
                                           32,304        39,056         (6,752)        55,598        62,555         (6,957)
    Transportation                         22,119        22,465           (346)        36,461        36,568           (107)
                                       -----------   -----------   ------------    -----------  ------------   ------------
                                           54,423        61,521         (7,098)        92,059        99,123         (7,064)
                                       ===========   ===========   ============    ===========  ============   ============

Pipeline & Storage Throughput- (MMcf)
                                                 Three Months Ended                           Six Months Ended
                                                      March 31,                                   March 31,
                                       ----------------------------------------    ----------------------------------------
                                                                    Increase                                    Increase
                                          2006          2005       (Decrease)         2006         2005        (Decrease)
                                       -----------   -----------   ------------    -----------  ------------   ------------
    Firm Transportation - Affiliated       43,637        52,703         (9,066)        76,862        84,905         (8,043)
    Firm Transportation - Non-Affiliated   71,191        77,148         (5,957)       140,788       128,688         12,100
    Interruptible Transportation            1,831         1,180            651          5,554         2,842          2,712
                                       -----------   -----------   ------------    -----------  ------------   ------------
                                          116,659       131,031        (14,372)       223,204       216,435          6,769
                                       ===========   ===========   ============    ===========  ============   ============

Energy Marketing Volumes
                                                 Three Months Ended                           Six Months Ended
                                                      March 31,                                   March 31,
                                       ----------------------------------------    ----------------------------------------
                                                                    Increase                                    Increase
                                          2006          2005       (Decrease)         2006         2005        (Decrease)
                                       -----------   -----------   ------------    -----------  ------------   ------------
    Natural Gas (MMcf)                     17,332        15,184          2,148         27,306        23,191          4,115
                                       ===========   ===========   ============    ===========  ============   ============

Timber Board Feet (Thousands)
                                                 Three Months Ended                           Six Months Ended
                                                      March 31,                                   March 31,
                                       ----------------------------------------    ----------------------------------------
                                                                    Increase                                    Increase
                                          2006          2005       (Decrease)         2006         2005        (Decrease)
                                       -----------   -----------   ------------    -----------  ------------   ------------
   Log Sales                                3,282         2,570            712          5,774         4,315          1,459
   Green Lumber Sales                       2,982         2,538            444          4,956         4,702            254
   Kiln Dry Lumber Sales                    4,512         3,897            615          8,998         7,263          1,735
                                       -----------   -----------   ------------    -----------  ------------   ------------
                                           10,776         9,005          1,771         19,728        16,280          3,448
                                       ===========   ===========   ============    ===========  ============   ============

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2006 SEGMENT EARNINGS GUIDANCE AND SENSITIVITIES

                                                                          Earnings per share sensitivity to changes
Fiscal 2006 (Diluted earnings per share guidance by segment*)                   from NYMEX prices used in guidance* ^
-----------------------------------------------------------------         --------------------------------------------------

                                                                          $1 change per MMBtu gas    $1 change per Bbl oil
                           Previous Guidance   Revised Guidance           ------------------------   -----------------------
Segment                          Range               Range                 Increase    Decrease       Increase   Decrease
-------------------------  ------------------  ------------------         ------------------------   -----------------------

Utility                      $0.52 - $0.59       $0.54 - $0.60                 -           -             -           -
Pipeline & Storage           $0.60 - $0.63       $0.61 - $0.65              +$0.01      - $0.01          -           -
Exploration & Production     $1.10 - $1.20       $1.00 - $1.10              +$0.06      - $0.06       + $0.01     - $0.01
All Other                    $0.08 - $0.08       $0.12 - $0.12                 -           -             -           -

Consolidated                 $2.30 - $2.50       $2.27 - $2.47              +$0.07      - $0.07       + $0.01     - $0.01

NYMEX prices used in guidance
-----------------------------------------------------------------

                              Natural Gas             Oil
                             ($ per MMBtu)        ($ per Bbl)

Apr-06                          $7.233              $70.00
May-06                          $7.558              $73.00
Jun-06                          $7.786              $73.33
Jul-06                          $8.031              $74.56
Aug-06                          $8.246              $75.26
Sep-06                          $8.448              $75.66

April 06/Sept-06 Average        $7.884              $73.64

*      Please refer to forward looking statement footnote at page 8 of this document.

^     This sensitivity table is current as of May 4, 2006, but will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in customer use per account, as additional hedging contracts are entered into, and the settling of NYMEX hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended March 31 (unaudited)                      2006              2005
                                                    --------------  ------------------

  Operating Revenues                                $ 890,981,000       $ 735,842,000
                                                    ==============  ==================

  Income from Continuing Operations                  $ 78,594,000        $ 63,981,000
  Income from Discontinued Operations, Net of Tax               -           6,702,000
                                                    --------------  ------------------
  Net Income Available for Common Stock              $ 78,594,000        $ 70,683,000
                                                    ==============  ==================

  Earnings Per Common Share:
   Basic:
          Income from Continuing Operations                $ 0.93              $ 0.77
          Income from Discontinued Operations                   -                0.08
                                                    --------------  ------------------
          Net Income Available for Common Stock            $ 0.93              $ 0.85
                                                    ==============  ==================

   Diluted:
          Income from Continuing Operations                $ 0.91              $ 0.75
          Income from Discontinued Operations                   -                0.08
                                                    --------------  ------------------
          Net Income Available for Common Stock            $ 0.91              $ 0.83
                                                    ==============  ==================

   Weighted Average Common Shares:
      Used in Basic Calculation                        84,346,733          83,313,191
                                                    ==============  ==================
      Used in Diluted Calculation                      86,253,597          84,770,068
                                                    ==============  ==================

Six Months Ended March 31 (unaudited)

  Operating Revenues                                $1,601,737,000    $ 1,236,126,000
                                                    ==============  ==================

  Income from Continuing Operations                 $ 136,013,000       $ 108,810,000
  Income from Discontinued Operations, Net of Tax               -          12,310,000
                                                    --------------  ------------------
  Net Income Available for Common Stock             $ 136,013,000       $ 121,120,000
                                                    ==============  ==================

  Earnings Per Common Share:
   Basic:
          Income from Continuing Operations                $ 1.61              $ 1.31
          Income from Discontinued Operations                   -                0.15
                                                    --------------  ------------------
          Net Income Available for Common Stock            $ 1.61              $ 1.46
                                                    ==============  ==================

   Diluted:
          Income from Continuing Operations                $ 1.58              $ 1.28
          Income from Discontinued Operations                   -                0.15
                                                    --------------  ------------------
          Net Income Available for Common Stock            $ 1.58              $ 1.43
                                                    ==============  ==================

   Weighted Average Common Shares:
      Used in Basic Calculation                        84,385,140          83,231,435
                                                    ==============  ==================
      Used in Diluted Calculation                      86,256,515          84,711,134
                                                    ==============  ==================

Twelve Months Ended March 31 (unaudited)

  Operating Revenues                                $2,289,160,000    $ 1,900,504,000
                                                    ==============  ==================

  Income from Continuing Operations                   180,717,000         155,463,000
  Income from Discontinued Operations, Net of Tax      23,663,000           5,974,000
                                                    --------------  ------------------
  Net Income Available for Common Stock             $ 204,380,000       $ 161,437,000
                                                    ==============  ==================

  Earnings Per Common Share:
   Basic:
          Income from Continuing Operations                $ 2.15              $ 1.88
          Income from Discontinued Operations                0.28                0.07
                                                    --------------  ------------------
          Net Income Available for Common Stock            $ 2.43              $ 1.95
                                                    ==============  ==================

   Diluted:
          Income from Continuing Operations                $ 2.11              $ 1.85
          Income from Discontinued Operations                0.27                0.07
                                                    --------------  ------------------
          Net Income Available for Common Stock            $ 2.38              $ 1.92
                                                    ==============  ==================

   Weighted Average Common Shares:
      Used in Basic Calculation                        84,116,896          82,818,252
                                                    ==============  ==================
      Used in Diluted Calculation                      85,810,270          84,143,995
                                                    ==============  ==================